                                                                EXHIBIT 4.5





- - --------------------------------------------------------------------------------

                               CREDIT AGREEMENT

                         dated as of August 22, 1994

                                    among

                             APPLIED POWER INC.,

                         APPLIED POWER FINANCE S.A.,

                       VARIOUS FINANCIAL INSTITUTIONS,

                                     and

                              CONTINENTAL BANK,

                                   as Agent

- - --------------------------------------------------------------------------------

                                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
SECTION 1             CERTAIN DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . . .    1
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 2  COMMITTED LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         2.1  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                      2.1.1  Committed Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                      2.1.2  Commitment Limits  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         2.2  Procedure for Committed Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         2.3  Maturity of Committed Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.4  Committed Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.5  Termination Date Extension. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 3             BID LOANS.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.1  Making of Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.2  Procedure for Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.3  Maturity of Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.4  Bid Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 4  INTEREST AND FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.1  Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.2  Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.3  Setting and Notice of Committed Loan Rates  . . . . . . . . . . . . . . . . . . . .   25
         4.4  Non-Use Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.5  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   27
         4.6  Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 5  REDUCTION OR TERMINATION OF THE COMMITMENTS;
           PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.1  Reduction or Termination of the Commitments . . . . . . . . . . . . . . . . . . . .   27
         5.2  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 6  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES  . . . . . . . . . . . . . . . . . . .   28
         6.1  Making of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.2  Order and Proration of Payments . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.3  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.4  Payments Net of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         6.5  Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 7  INCREASED COSTS AND SPECIAL PROVISIONS FOR
           FIXED RATE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         7.1  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         7.2  Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . .   33
         7.3  Changes in Law Rendering Certain Loans Unlawful . . . . . . . . . . . . . . . . . .   34
         7.4  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         7.5  Discretion of Lenders as to Manner of Funding . . . . . . . . . . . . . . . . . . .   35

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         7.6  Mitigation of Circumstances; Replacement of Affected Lender . . . . . . . .  . . . .   35
         7.7  Conclusiveness of Statements; Survival of Provisions  . . . . . . . . . . .  . . . .   36

SECTION 8  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   36
         8.1  Organization, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   36
         8.2  Authorization; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   36
         8.3  Validity and Binding Nature . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   37
         8.4  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   37
         8.5  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
         8.6  Litigation and Contingent Liabilities . . . . . . . . . . . . . . . . . . .  . . . .   38
         8.7  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
         8.8  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
         8.9  Pension and Welfare Plans . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
         8.10 Regulated Industry  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
         8.11 Regulations G, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
         8.12 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
         8.13 Environmental and Safety Matters  . . . . . . . . . . . . . . . . . . . . .  . . . .   39
         8.14 Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   40
         8.15 Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   40
         8.16 Ownership of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41
         8.17 Ownership of Properties   . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41
         8.18 Patents, Trademarks, etc  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41
         8.19 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41

SECTION 9  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41
         9.1  Reports, Certificates and Other Information . . . . . . . . . . . . . . . .  . . . .   41
                      9.1.1  Audit Report   . . . . . . . . . . . . . . . . . . . . . . .  . . . .   41
                      9.1.2  Interim Reports  . . . . . . . . . . . . . . . . . . . . . .  . . . .   42
                      9.1.3  Compliance Certificate   . . . . . . . . . . . . . . . . . .  . . . .   42
                      9.1.4  Reports to SEC   . . . . . . . . . . . . . . . . . . . . . .  . . . .   43
                      9.1.5  Notice of Default, Litigation and
                                     ERISA Matters  . . . . . . . . . . . . . . . . . . .  . . . .   43
                      9.1.6  Other Information  . . . . . . . . . . . . . . . . . . . . .  . . . .   43
         9.2  Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . .  . . . .   43
         9.3  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   44
         9.4  Compliance with Law; Payment of Taxes and Liabilities . . . . . . . . . . .  . . . .   44
         9.5  Maintenance of Existence, etc.  . . . . . . . . . . . . . . . . . . . . . .  . . . .   44
         9.6  Financial Ratios and Restrictions . . . . . . . . . . . . . . . . . . . . .  . . . .   44
         9.7  Mergers, Consolidations, Purchases and Sales  . . . . . . . . . . . . . . .  . . . .   45
         9.8  Commercial Paper Lines  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   46
         9.9  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   46
         9.10 Restricted Payments, etc  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   47
         9.11 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   47
         9.12 Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   47
         9.13 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   47
         9.14 Business Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   47
         9.15 Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   48
                      9.15.1  Environmental Obligations   . . . . . . . . . . . . . . . .  . . . .   48


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                      9.15.2  Environmental Information   . . . . . . . . . . . . . . . . . . . .   48
         9.16 Unconditional Purchase Obligations  . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.17 Inconsistent Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.18 Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.19 The Company's and Subsidiaries' Stock   . . . . . . . . . . . . . . . . . . . . . .   49
         9.20 Negative Pledges; Subsidiary Payments   . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 10  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         10.1 Conditions Precedent to Initial Loan  . . . . . . . . . . . . . . . . . . . . . . .   49
                      10.1.1         Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                      10.1.2         Resolutions  . . . . . . . . . . . . . . . . . . . . . . . .   50
                      10.1.3         Consents, etc  . . . . . . . . . . . . . . . . . . . . . . .   50
                      10.1.4         Incumbency and Signatures  . . . . . . . . . . . . . . . . .   50
                      10.1.5         Opinion of Counsel for the Company   . . . . . . . . . . . .   50
                      10.1.6         Opinion of Counsel for the Agent   . . . . . . . . . . . . .   50
                      10.1.7         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         10.2 Conditions Precedent to All Loans   . . . . . . . . . . . . . . . . . . . . . . . .   51

SECTION 11  EVENTS OF DEFAULT AND THEIR EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . .   51
         11.1 Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                      11.1.1         Non-Payment of Notes, etc  . . . . . . . . . . . . . . . . .   51
                      11.1.2         Non-Payment of Other Indebtedness for Borrowed Money   . . .   51
                      11.1.3         Warranties   . . . . . . . . . . . . . . . . . . . . . . . .   51
                      11.1.4         Bankruptcy, Insolvency, etc  . . . . . . . . . . . . . . . .   51
                      11.1.5         Non-Compliance with Certain Covenants  . . . . . . . . . . .   52
                      11.1.6         Non-Compliance with Other Provisions
                                     of this Agreement  . . . . . . . . . . . . . . . . . . . . .   52
                      11.1.7         Pension Plans  . . . . . . . . . . . . . . . . . . . . . . .   52
                      11.1.8         Judgments  . . . . . . . . . . . . . . . . . . . . . . . . .   52
                      11.1.9         Change of Control  . . . . . . . . . . . . . . . . . . . . .   53
                      11.1.10        Material Adverse Effect  . . . . . . . . . . . . . . . . . .   53
         11.2         Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . .   53

SECTION 12            THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         12.1         Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         12.2         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         12.3         Action on Instructions of the Required Lenders  . . . . . . . . . . . . . .   54
         12.4         Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         12.5         Exculpation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         12.6         Credit Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         12.7         Continental and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .   56
         12.8         Resignation or Removal  . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 13  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         13.1 Guarantee from Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         13.2 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         13.3 Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         13.4 No Impairment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         13.5 Waiver of Resort  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         13.6 Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58




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         13.7 Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         13.8 Subrogation, Waivers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         13.9 Delay, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

SECTION 14            GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         14.1         Waiver; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         14.2         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         14.3         Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         14.4         Assignments; Participations   . . . . . . . . . . . . . . . . . . . . . . .   61
                      14.4.1  Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                      14.4.2  Participations  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         14.5         Costs, Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . .   64
         14.6         Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         14.7         Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         14.8         Governing Law; Severability   . . . . . . . . . . . . . . . . . . . . . . .   64
         14.9         Counterparts; Effectiveness   . . . . . . . . . . . . . . . . . . . . . . .   65
         14.10        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         14.11        Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         14.12        Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         14.13 FORUM SELECTION AND SUBMISSION TO JURISDICTION   . . . . . . . . . . . . . . . . .   65



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
                            SCHEDULES and EXHIBITS

SCHEDULE I            Schedule of Lenders

SCHEDULE II           Disclosure Schedule

                      Item 8.6   Litigation
                      Item 8.8   Subsidiaries
                      Item 8.13  Environmental Matters
                      Item 8.18  Patents, Trademarks
                      Item 8.19  Insurance
                      Item 9.9   Liens

EXHIBIT A             Form of Bid Loan Request (Section 1)

EXHIBIT B             Form of Bid (Section 1)

EXHIBIT C             Form of Committed Loan Request (Section 2.2)

EXHIBIT D             Form of Bid Note (Section 1)

EXHIBIT E             Form of Committed Note (Section 1)

EXHIBIT F             Form of Opinion of Counsel for the Company (Section 10.1.6)

EXHIBIT G             Form of Opinion of Counsel for the Agent (Section 10.1.7)

EXHIBIT H             Form of Assignment Agreement (Section 14.4.1)




                                      (v)

                               CREDIT AGREEMENT

          THIS CREDIT AGREEMENT (this Agreement") dated as of August 22, 1994 is among APPLIED POWER INC., a Wisconsin corporation (the "Company"), APPLIED POWER FINANCE S.A., a French corporation ("APSA"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender"), and CONTINENTAL BANK (in its individual capacity, together with its successors and assigns, "Continental"), as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent").

         SECTION 1         CERTAIN DEFINITIONS AND INTERPRETATION.

         SECTION 1.1 Defined Terms. When used herein the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

                 Absolute Rate means a rate of interest per annum expressed as a percentage to four decimal places and set forth in a Bid for a particular Bid Loan amount and particular Loan Period.

                 Affiliate means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or
         (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 Agent - see the Preamble.

                 Aggregate Commitment at any time means the total amount of the Commitments of all Lenders.

                 Agreement - see the Preamble.

                 Alternate Reference Rate means at any time the greater of (a) the Federal Funds Rate as then in effect plus 1/2 of 1% and (b) the rate per annum then most recently announced by the Agent as its reference rate.

                 APSA - see the Preamble.

                 Assignee - see Section 14.4.1.

                 Authorized Officer means, relative to each Borrower, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 10.1.4.
                 Available Currency means Dollars, Guilders, Sterling, Deutsche Marks, Yen, French Francs, Italian Lira, Swiss Francs, Canadian Dollars and any other currency requested by either Borrower as an "Available Currency" hereunder; provided, however, that the definition of "Available Currency" shall not include any such other currency if such other currency is not then (i) freely available in the international interbank market, (ii) freely transferable and freely convertible into Dollars and (iii) readily utilized for the settlement of private international debt transactions.

                 Bid means one or more offers by a Lender to make one or more Bid Loans, submitted to the Company by telephone no later than the Submission Deadline, and promptly confirmed on a duly completed and executed form substantially similar to Exhibit B transmitted by facsimile to the Company.

                 Bid Loan means a loan to either Borrower that bears interest at an Absolute Rate and is made pursuant to Section 3.

                 Bid Loan Request means a request by either Borrower for Bids, submitted by the Company to the Lenders by telephone no later than the time provided in Section 3.2(a), and promptly confirmed on a duly completed and executed form substantially similar to Exhibit A transmitted by facsimile to the Lenders.

                 Bid Note means a promissory note of a Borrower, substantially in the form of Exhibit D, duly completed, evidencing Bid Loans made to such Borrower, as such note may be replaced, amended or otherwise modified from time to time.

                 Borrower means the Company and/or APSA, as applicable.

                 Business Day means

                           (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or New York, New York; and

                           (b)    relative to the date of

                               (i) making or continuing any Eurocurrency Loans or Bid Loans,

                               (ii)  making any payment or prepayment of
                           principal of or payment of interest on any portion of the principal amount of any Eurocurrency Loans or Bid Loans, or

                               (iii) either Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or (b)(ii), any day on which dealings in the relevant Available Currency are carried on in the relevant interbank eurocurrency market.

                 Canadian Dollars means lawful money of Canada.

                 Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                 CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                 Code means the Internal Revenue Code of 1986, as amended.

                 Commitments means the Lenders' commitments to make Committed Loans hereunder, and Commitment as to any Lender means such Lender's commitment to make Committed Loans, in each case as reduced from time to time pursuant to Section 5.1.

                 Committed Loan - see Section 2.1.1.

                 Committed Loan Request - see Section 2.2(a).

                 Committed Note means a promissory note of a Borrower, substantially in the form of Exhibit E, duly completed, evidencing Committed Loans to such Borrower, as such note may be replaced, amended or otherwise modified from time to time.

                 Company - see the Preamble.

                 Computation Period means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

                 Consolidated Interest Expense means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements and the portion of any Capital Leases allocable to consolidated interest expense.

                 Consolidated Net Income means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Company and its Subsidiaries for such period.

                 Continental - see the Preamble.

                 "Contractual Obligation" means, relative to the Company or any Subsidiary, any provision of any security issued by the Company or such Subsidiary or of any Instrument or undertaking to which the Company or such Subsidiary is a party or by which it or any of its property is bound.

                 Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or APSA, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                 Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Arrangements, (g) all Suretyship Liabilities of such Person and (h) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Hedging Arrangements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Arrangements maintained with such counterparty).

                 Debt to Capital Ratio means the ratio of (a) Funded Debt to
         (b) Total Capital.

                 Determination Date means with respect to any Loan in an Available Currency other than Dollars:

                           (a)    the date a Loan is made; or

                           (b) if such Loan is a Eurocurrency Rate Loan, the last Business Day of each month, and the date such Eurocurrency Rate Loan is continued from the current Interest Period of such Loan into a subsequent Interest Period.

                 Deutsche Mark means lawful money of the Federal Republic of Germany.

                 Disclosure Schedule means the Disclosure Schedule attached hereto as Schedule II.

                 Dollar(s) and the sign "$" mean lawful money of the United States of America.

                 Dollar Amount means:

                           (a) with respect to Dollars or an amount denominated
                 in Dollars, such amount; and

                           (b) with respect to an amount of any other Available
                 Currency or an amount denominated in such Available Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Currency at its spot rate of exchange (inclusive of all related costs of conversion) applicable to the relevant transaction at or about 8:00 a.m., Chicago time, on the applicable Determination Date for the delivery of Dollars on the applicable date contemplated in this Agreement.

                 Domestic Subsidiary means a Subsidiary that is created or organized in or under the law of the United States, any State thereof or the Commonwealth of Puerto Rico.

                 Environmental Laws means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

                 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 Eurocurrency Reserve Percentage means, with respect to any Eurocurrency Loan for any Loan Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

                 Eurocurrency Loan means any Loan which bears interest at a rate determined by reference to the Eurocurrency Rate (Reserve Adjusted).

                 Eurocurrency Rate means, with respect to any Eurocurrency Loan for any Loan Period, the rate per annum at which deposits in the relevant Available Currency in immediately available funds are offered to the Funding Office of Continental two Business Days prior to the beginning of such Loan Period by major banks in the major interbank eurocurrency market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Loan Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurocurrency Loan of Continental for such Loan Period.

                 Eurocurrency Rate (Reserve Adjusted) means, with respect to any Eurocurrency Loan for any Loan Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                   Eurocurrency Rate     =      Eurocurrency Rate
                 (Reserve Adjusted)             -----------------
                                              1-Eurocurrency
                                          Reserve Percentage

                 Event of Default means any of the events described in Section 11.1.

                 Existing Credit Agreements means (a) Revolving Credit Agreement dated as of July 10, 1992, as amended, among the Borrowers and Continental, and (b) Secured Credit Agreement dated as of June 27, 1989, as amended among the Company, API Acquisitions, Inc., various financial institutions and Continental, as Agent.

                 Federal Funds Rate means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Lender of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

                 Fiscal Quarter means any fiscal quarter of a Fiscal Year.

                 Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on August 31 of each year.

                 Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of

                 (a)       the sum of

                            (i)   Consolidated Net Income for such period,

                 plus

                           (ii) the aggregate amount deducted in respect of federal, state, local and foreign income taxes in determining such Consolidated Net Income, plus

                          (iii)   Consolidated Interest Expense for such period,

                 plus

                           (iv) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income,

                 plus

                            (v) the aggregate amount deducted in respect of amortization of intangible assets (including goodwill) in determining such Consolidated Net Income, to
                 (b)      the sum of

                            (i)   Consolidated Interest Expense for such period,

                 plus

                           (ii) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income.

                 Fixed Rate Loans means, collectively, Bid Loans and Eurocurrency Loans and, individually, any Bid Loan or Eurocurrency Loan.

                 Floating Rate Loan means any Loan which bears interest at or by reference to the Alternate Reference Rate.

                 French Francs means lawful money of the Republic of France.

                 Funding Date means the date on which any Loan is scheduled to be disbursed.

                 Funded Debt of any Person at any date of determination means the sum of all Debt described in clauses (a) and (b) of the definition of "Debt".

                 Funding Office means with respect to any Lender any office or offices of such Lender or affiliate or affiliates of such Lender through which such Lender shall fund or shall have funded any Loan (or through which it makes any determination for purposes of the definition of "Eurocurrency Rate"). A Funding Office may be, at the option of any Lender, either a domestic or foreign office of such Lender or a domestic or foreign office of an affiliate of such Lender.

                 GAAP means those U.S. generally accepted accounting principles applied in the preparation of the audited financial statements referred to in Section 8.4.

                 Guilders means lawful money of the Netherlands.

                 Hazardous Material means

                          (a) any "hazardous substance", as defined by CERCLA;

                          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                          (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

                          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

                 Hedging Arrangement means any interest rate swap, cap or collar agreement, currency swap agreement or other arrangement designed to hedge interest rate and/or currency risk.

                 Impermissible Change in Control means at any time,

                          (a) the failure of the Company to own, free and clear of all Liens or other encumbrances, 99% of the issued and outstanding shares of capital stock of APSA; or

                          (b) Any Person or group of Persons acting in concert (other than the "core shareholders") of the Company identified in Item 1 on the Disclosure Schedule which are unacceptable to the Required Lenders obtained control of more than 50% of the issued and outstanding shares of capital stock of the Company having the power to elect a majority of directors of the Company.

                 Instrument means any contract, agreement, letter of credit, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

                 Investment means, with respect to any Person:

                          (a) any loan or advance made by such Person to any other Person; and

                          (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

                 The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 Italian Lira means the lawful currency of the Republic of Italy.

                 Lender - see the Preamble.

                 Lien means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

                 Loan Period means (i) with respect to any Bid Loan, the period commencing on such Bid Loan's Funding Date and ending not less than 7 nor more than 183 days thereafter as specified in the Bid Loan Request related to such Bid Loan, (ii) with respect to any Eurocurrency Loan, the period commencing on such Eurocurrency Loan's Funding Date and ending 1, 2, 3 or, if available for the requested Available Currency, 6 months thereafter as selected by the applicable Borrower pursuant to
         Section 2.2(a), and (iii) with respect to any Floating Rate Loan, the period commencing on such Floating Rate Loan's Funding Date and ending on the Termination Date; provided, however, that

                          (a) if a Loan Period would otherwise end on a day which is not a Business Day, such Loan Period shall end on the next succeeding Business Day (unless, in the case of a Eurocurrency Loan, such next succeeding Business
                 Day would fall in the next succeeding calendar month, in which case such Loan Period shall end on the next preceding Business
                 Day);

                          (b) in the case of a Loan Period for any Eurocurrency
                 Loan, if there exists no day numerically corresponding to the day such Loan was made in the month in which the last day of such Loan Period would otherwise fall, such Loan Period shall end on the last Business Day of such month; and

                          (c) on the date of the making of any Loan, the Loan Period for such Loan shall not extend beyond the then-scheduled Termination Date.

                 Loans means, collectively, the Bid Loans and the Committed Loans and, individually, any Bid Loan or Committed Loan.

                 Margin means, at any time for any Committed Loan the percentage set forth in the following table opposite the applicable Debt to Capital Ratio:

                                     MARGIN

                                                                  Debt to Capital Ratio
                          ---------------------------------------------------------------------------------------------------------
                          Below 40%       At or above 40% but below    At or above 45% but     At or above 50%    At or above 55%
                                                     45%                    below 50%           but below 55%
                          ---------------------------------------------------------------------------------------------------------
    Alternate Base           0.0%                    0.0%                      0.0%                 0.25%              0.25%
      Rate Loans

     Eurocurrency           0.375%                  0.45%                     0.50%                 0.55%              0.70%
        Loans

                 The Margin shall be adjusted, to the extent applicable, 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days, respectively) after the end of each Fiscal Quarter based on the Debt to Capital Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 9.1.1 or 9.1.2, as applicable, by the 60th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Margin shall be 0.70% for Eurocurrency Loans and 0.25% for Alternate Base Rate Loans until such financial statements are delivered.

                 Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                 Material Adverse Effect means a material adverse effect on (a) the financial condition, operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or APSA to timely and fully perform any of its payment or other material obligations under this Agreement or any Note.

                 Maximum Offer - see Section 3.2(b).

                 Maximum Request - see Section 3.2(a).

                 Notes means, collectively, the Bid Notes and the Committed Notes; and Note means any individual Bid Note or Committed Note.

                 Organic Document means, relative to each of the Borrowers, its certificate of incorporation, its by-laws, any other constituent documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

                 Participant - see Section 14.4.2.

                 Payment Sharing Notice means a written notice from the Company or any Lender informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments received from the Company in accordance with Section 6.2(b).

                 PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 Pension Plan means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                 Percentage means as to any Lender the percentage set forth opposite such Lender's name on Schedule I, as periodically revised in accordance with Section 14.4.

                 Permitted Receivables Securitization means any receivables purchase agreement entered into by the Company (as such agreement may be amended, modified, or refinanced) provided all such agreements do not result in the sale or securitization of receivables in excess of $30,000,000.

                 Person means any natural person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

                 Portion - see Section 3.2(b).

                 Release means a "release", as such term is defined in CERCLA.

                 Required Lenders means Lenders having an aggregate Percentage of 55% or more; provided that after the Commitments have been irrevocably terminated (through lapse of time, pursuant to Section
         11.2 or otherwise), "Required Lenders" shall mean one or more Lenders having an aggregate of 55% or more of the sum of the principal amount of all outstanding Loans.

                 Resource Conservation and Recovery Act means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

                 Restricted Payment means (a) any dividend or other distribution on the capital stock of the Company or any Subsidiary (excluding dividends payable solely in capital stock) or (b) any purchase or redemption of the capital stock of the Company or any Subsidiary (or of any warrant, option or other right in respect of any such capital stock).

                 SEC means the Securities and Exchange Commission.

                 Shareholders' Equity means, at any date of determination, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries or APSA and its Subsidiaries, as the case may be.

                 Sterling means lawful money of the United Kingdom.

                 Submission Deadline - see Section 3.2(b).

                 Subsidiary means, with respect to any Person, any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

                 Suretyship Liability means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

                 Swiss Francs means lawful money of Switzerland.

                 Termination Date means the earlier to occur of
         (i) August 22, 1999, as such date may be extended pursuant to Section
         2.5 or (ii) the date on which the Commitments terminate pursuant to
         Section 11.2 or are reduced to zero pursuant to Section 5.

                 Total Capital at any date of determination means the sum of

                          (a)     Funded Debt,

         plus

                          (b) all federal, state, local and foreign income taxes carried as deferred income taxes in accordance with GAAP on the consolidated balance sheet of the Company and its Subsidiaries, plus

                          (c) Shareholders' Equity of the Company and its Subsidiaries.

                 United States or U.S. means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

                 Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

                 Unused Aggregate Commitment means, for any day, the Aggregate Commitment then in effect minus the aggregate Dollar Amount of the outstanding principal amount of all Committed Loans.

                 Welfare Plan means a "welfare plan", as such term is defined in section 3(1) of ERISA.

                 Yen means lawful money of Japan.

         SECTION 1.2 Interpretation. In this Agreement and each other Loan Document, unless a clear contrary intention appears:

                 (a) the singular number includes the plural number and vice versa;

                 (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                 (c)  reference to any gender includes each other gender;

                 (d) reference to any agreement (including this Agreement and the Schedules and Exhibits and the Loan Documents), document or instrument means such agreement, document or instrument as it may have been or may be amended, supplemented, restated or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Loan Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                 (e) reference to any law, rule, regulation or ordinance means such law, rule, regulation or ordinance as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and references to any particular section or provision in any such law, rule, regulation or ordinance or any such rule or regulation promulgated thereunder means the successor section or provision;

                 (f) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or Schedule or Exhibit hereto;

                 (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                 (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                 (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                 (j) references to financial statements include notes thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date hereof.

         SECTION 2  COMMITTED LOANS.

         SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, each Lender, severally and for itself alone, agrees to make loans as follows:

                 2.1.1 Committed Loans. Each Lender agrees to make loans on a revolving basis (collectively "Committed Loans" and individually each a "Committed Loan") from time to time before the Termination Date in such Lender's Percentage of such aggregate amounts as either Borrower may from time to time request pursuant to this Section 2 (and without regard to the amount of Bid Loans such Lender may have outstanding). Committed Loans may be Eurocurrency Loans or Floating Rate Loans, as selected by the Borrower as provided in Section 2.2.

                 2.1.2 Commitment Limits. Notwithstanding any other provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed a Dollar Amount equal to the then Aggregate Commitment and the aggregate principal amount of all outstanding Committed Loans of any Lender shall not at any time exceed a Dollar Amount equal to such Lender's Commitment as shown on Schedule I, as such Commitment may be reduced from time to time pursuant to
         Section 5.1 or revised from time to time pursuant to Section 14.4.1. For purposes of this Section 2.1.2, the Dollar Amount of any Loan shall be determined as of the most recent Determination Date for such Loan.

         SECTION 2.2  Procedure for Committed Loans.

                 (a) Committed Loan Requests. A Borrower shall give the Agent irrevocable telephonic notice (promptly confirmed in writing on the same day) of each proposed Committed Loan, (a) not later than 10:30 a.m., Chicago time, at least three Business Days prior to the Funding Date in the case of Dollar Eurocurrency Loans, (b) not later than 10:30 a.m., Chicago time, at least four Business Days prior to the Funding Date in the case of Eurocurrency Loans in Available Currencies other than Dollars, or (c) not later than 10:30 a.m., Chicago time, on the Funding Date in the case of Floating Rate Loans. The Agent shall promptly advise each Lender thereof. Each such notice by a Borrower to the Agent (a "Committed Loan Request") shall be substantially in the form of Exhibit C and shall specify (i) the Funding Date, (ii) the aggregate amount of the Committed Loans requested (in an amount permitted under clause (b) below), (iii) the Available Currency (iv) whether the Committed Loans shall be Eurocurrency Loans or Floating Rate Loans, and (v) the Loan Period therefor (subject to the limitations set forth in the definition of Loan Period).

                 (b) Amount and Increments of Committed Loans. Each Committed Loan Request shall contemplate Committed Loans in a minimum aggregate Dollar Amount of $5,000,000 and an integral multiple of $500,000 or the equivalent in another Available Currency.

                 (c)       Funding of Agent.

                           (i) Not later than 12:00 noon, Chicago time, (or noon, local time, as directed by the Agent in the case of Committed Loans in Available Currencies other than Dollars) on the Funding Date of a Committed Loan, each Lender shall, subject to this Section 2.2(c) and to Section 2.2(d), provide the Agent at its principal office in Chicago (or, in the case of Available

                 Currencies other than Dollars, at such locations in such jurisdictions as the Agent may direct from time to time) with immediately available funds covering such Lender's Committed Loan. The Agent shall pay over such funds to the applicable Borrower not later than 1:00 p.m., Chicago time, (or 1:00 p.m., local time, as directed by the applicable Borrower in the case of Committed Loans in Available Currencies other than Dollars) on such day if the Agent shall have received the documents required under Section 10 with respect to such Loan and the other conditions precedent to the making of such Loan shall have been satisfied not later than 11:00 a.m., Chicago time, on such day. If the Agent does not receive such documents or such other conditions precedent have not been satisfied prior to such time, then (A) the Agent shall not pay over such funds to the applicable Borrower on such day, (B) the applicable Borrower's Committed Loan Request related to such Loan shall be deemed canceled in its entirety,
                 (C) in the case of Committed Loan Requests relative to Eurocurrency Loans, the applicable Borrower shall be liable to each Lender in accordance with Section 7.4(b) and (D) the Agent shall return the amount previously provided to the Agent by each Lender no later than the next following Business Day together with interest at the Federal Funds Rate to the extent customary.

                           (ii) Each Borrower agrees, notwithstanding its previous delivery of any documents required under Section 10 with respect to a particular Loan, immediately to notify the Agent of any failure by it to satisfy the conditions precedent to the making of such Loan. The Agent shall be entitled to assume, after it has received each of the documents required under Section 10 with respect to a particular Loan, that each of the conditions precedent to the making of such Loan has been satisfied absent actual knowledge to the contrary received by the Agent prior to the time of the receipt of such documents. Unless the Agent shall have notified the Lenders prior to 11:30 a.m., Chicago time, on the Funding Date of any Loan that the Agent has actual knowledge that the conditions precedent to the making of such Loan have not been satisfied, the Lenders shall be entitled to assume that such conditions precedent have been satisfied.

                 (d) Repayment of Loans. If any Lender makes a Committed Loan hereunder on a day on which either Borrower is to repay in the same Available Currency as the Committed Loan being made all or any part of any outstanding Committed Loan held by such Lender, such Lender shall apply the proceeds of such new Committed Loan to make such repayment and only an amount equal to the positive difference, if any, between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided inSection 2.2(c).

         SECTION 2.3 Maturity of Committed Loans. Each Committed Loan shall mature on the last day of the Loan Period applicable to such Committed Loan, but in no event later than the Termination Date.

         SECTION 2.4 Committed Notes. The Committed Loans of each Lender shall be evidenced by a Committed Note from each Borrower payable to the order of such Lender. Each Lender shall record in its records, or at its option on the schedule attached to its Committed Note, the date and amount of each Committed Loan made by such Lender thereunder, each repayment or prepayment thereof, and the dates on which the Loan Period for such Committed Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record or any error in so recording any such amount or any payment thereof shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under such Committed Note to repay the principal amount of each Committed Loan together with all interest accruing thereon.

         SECTION  2.5 Termination Date Extension.

                 (a) The Company may, by notice to the Agent given not less than 60 days prior to the first anniversary of the Effective Date, request that the Lenders extend the Termination Date for one year after the then scheduled Termination Date. The Agent shall notify the Lenders of its receipt of any notice given pursuant to this Section 2.5(a) within two Business Days after the Agent's receipt thereof. Each Lender (a "Consenting Lender") may, by irrevocable notice to the Company and the Agent delivered to the Company and the Agent prior to the first anniversary of the Effective Date, consent to such extension of the Termination Date, which consent may be given or withheld by each Lender in its absolute and sole discretion. Subject to Section 2.5(c), any such extension shall take effect on and as of the first anniversary of the Effective Date. The Company shall not have any right to request an extension of the Termination Date after the first anniversary of the Effective Date.

                 (b)       Withdrawing Lenders.  No extension pursuant to
         Section 2.5(a) shall be effective with respect to a Lender that either
         (i) by a notice (a "Withdrawal Notice")
         delivered to the Company and the Agent, declines to consent to such extension or (ii) has failed to respond to the Company and the Agent with the applicable time period (each such Lender giving a Withdrawal Notice or failing to respond in a timely manner being "Withdrawing Lender").

                 (c) Replacement of Withdrawing Lender. The Company shall have the right during the 60 day period following the first anniversary of the Effective Date to replace the Withdrawing Lender with an existing Lender or a new Lender who consents to the extension of the Termination Date (a "Replacement Lender"). In the event the Company has not replaced the Withdrawing Lender within said 60 day period, the Termination Date shall not be extended.

                 (d) Assignment by Withdrawing Lender. A Withdrawing Lender shall be obliged, at the request of the Company and subject to the Withdrawing Lender receiving payment in full of all amounts owing to it under this Agreement concurrently with the effectiveness of an assignment, to assign, without recourse or warranty and by an Assignment Agreement, all of its rights and obligations hereunder to any Replacement Lender nominated by the Company and willing to accept such assignment; provided that such assignee satisfies all the requirements of this Agreement and such assignment is consented to by the Agent, which consent shall not be withheld or delayed unreasonably.

                 (e) Scheduled Termination Date. If the scheduled Termination Date shall have been extended in respect of Continuing Lenders and any Replacement Lender in accordance with Section 2.5(a), all references herein and in any Note to the "Termination Date" shall refer to the Termination Date as so extended.

         SECTION 3         BID LOANS.

         SECTION 3.1 Making of Bid Loans. On the terms and subject to the conditions of this Agreement, each Lender, severally and for itself alone, may (but is not obligated to) offer to make Bid Loans to each Borrower from time to time on or after the date hereof and prior to the Termination Date; provided that the aggregate principal Dollar Amount of all outstanding Bid Loans plus the aggregate principal Dollar Amount of all outstanding Committed Loans of both Borrowers shall not at any time exceed the then Aggregate Commitment. For purposes of this Section 3.1, the Dollar Amount for any Loan shall be determined as of the most recent Determination Date for such Loan.

         SECTION 3.2  Procedure for Bid Loans.

                 (a) Bid Loan Request. Not later than 10:00 a.m., Chicago time, on any Business Day, a Borrower may submit a Bid Loan Request. Each Bid Loan Request shall be given to the Agent and each Lender, shall be by telephone (promptly confirmed by facsimile) and shall specify the proposed Funding Date which shall be a Business Day
         (i) not less than one Business Day nor more than three Business Days after the date of delivery of such Bid Loan Request in the case of Bid Loans in Dollars and (ii) not less than three Business Days nor more than five Business Days after the date of delivery of such Bid Loan Request in the case of Bid Loans in Available Currencies other than Dollars, the aggregate principal amount (the "Maximum Request") of proposed Bid Loans, the Available Currency or Currencies and the Loan Period(s) (up to three) potentially to be applicable to the proposed borrowing. Each Bid Loan Request shall contemplate Bid Loans in a minimum aggregate principal Dollar Amount of $5,000,000 (or the equivalent in another Available Currency) for each requested Loan Period and each requested Available Currency or a higher integral multiple of $1,000,000, not to exceed, however, an amount equal to the Aggregate Commitment minus the sum of the aggregate principal amount of all outstanding Loans, calculated by the Agent as of the relevant Funding Date, assuming that the Borrowers will pay, when due, all Loans maturing on or prior to such Funding Date. There shall be at least five Business Days between each Funding Date for Bid Loans. There shall not be more than five Loan Periods for Bid Loans outstanding at any time.

                 (b) Bidding Procedure. Each Lender in its discretion may (but is not obligated to) submit a Bid to the requesting Borrower (and not to the Agent) (i) not later than 8:45 a.m., Chicago time, on the proposed Funding Date specified in any Bid Loan Request in the case of Dollar Bid Loans or (ii) not later than 8:15 a.m., Chicago time, two Business Days before the proposed Funding Date in the case of Bid Loans in Available Currencies other than Dollars (such time being herein called the Submission Deadline"), by telephone (promptly confirmed by facsimile), and thereby offer to make all or any part of any Loan or Loans described in such Bid Loan Request in an aggregate principal amount of $5,000,000 or a higher integral multiple of $1,000,000 for any Loan Period and any Available Currency. Each Lender may offer to make all or any part of any Bid Loan or Loans described in a Bid Loan Request for a single Loan Period in its Bid at up to three separate interest rates if each such interest rate applies to a portion of the principal amount (a Portion") of a proposed Bid Loan in a principal amount of $5,000,000 or a higher integral multiple of $1,000,000. The aggregate Portions of Loans for any or all Loan Periods offered by a

         Lender in its Bid may exceed the Maximum Request contained in the relevant Bid Loan Request (and may exceed such Lender's Commitment); provided that each Bid shall set forth the maximum aggregate amount of Bid Loans offered thereby which the requesting Borrower may accept (the Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If any Bid omits information required by the form of Exhibit B, the requesting Borrower may (but is not obligated to) attempt to notify the Lender submitting such Bid thereof, whereupon such Lender may resubmit such Bid if it is able to do so prior to the applicable Submission Deadline.

                 (c) Acceptance of Bids. The requesting Borrower shall, in its sole discretion but subject to Section 3.2(d), irrevocably accept or reject each such Bid (or any Portion offered by such Bid) at or prior to (i) 9:15 a.m., Chicago time, on the proposed Funding Date in the case of Dollar Bid Loans or (ii) 8:45 a.m., Chicago time, two Business Days before the proposed Funding Date in the case of Bid Loans in Available Currencies other than Dollars, the requesting Borrower will give notice by telephone (promptly confirmed by facsimile) to each Lender that submitted a Bid as to the extent, if any, that such Lender's Bid has been accepted and the details of such acceptance. The requesting Borrower shall also, as promptly as practicable, inform the Agent and each Lender of all Bids submitted and the Bids (or Portions thereof) which have been accepted. If the requesting Borrower fails to give notice of the requesting Borrower's acceptance or rejection of any Bids at or prior to 9:15 a.m. or 8:45 a.m., Chicago time, of the applicable Submission Deadline, all such Bids shall be deemed to have been rejected by the requesting Borrower. The requesting Borrower shall, within one Business Day of the requesting Borrower's acceptance of any bid, notify the Lenders which did not bid of the amount of the Bid Loans accepted by the requesting Borrowers and the Loan Period(s) applicable thereto. The requesting Borrower may, from time to time by written agreement with, and upon notice to, the Agent and the Lenders, change the times specified in this clause (c) for notification and acceptance.

                 (d) Acceptance Procedures. If a Borrower accepts any Bid offered with respect to any proposed Funding Date, such Borrower shall accept offers for not less than $5,000,000 in Bid Loans (and for not more than the Maximum Request) for such Funding Date. If a Borrower accepts any Bid for any requested Loan Period, such Borrower must accept Bids based exclusively on the successively lowest interest rates offered for such Loan Period and no other criteria. A Borrower may not accept Bids from any Lender for any Funding

         Date in an amount exceeding such Lender's Maximum Offer for such Funding Date, and if a Borrower accepts less than all of any Lender's Bid for any Loan Period, the amount accepted shall be an integral multiple of $1,000,000. If two or more Lenders submit Bids with identical interest rates for the same Loan Period and a Borrower accepts any thereof, such Borrower shall accept all such Bids as nearly as possible in proportion to the amount of their respective Bids for such interest rate for such Loan Period; provided that such Borrower shall round the Bid Loans allocated to each such Lender (upward or downward as such Borrower shall select) to integral multiples of $1,000,000.

                 (e)       Funding of Agent.

                           (i) Not later than (i) 12:00 noon, Chicago time, on the relevant Funding Date in the case of Dollar Bid Loans or
                 (ii) 12:00 noon, local time as directed by the Agent in the case of Bid Loans in Available Currencies other than Dollars, each Lender whose Bid was accepted shall make available to the Agent at its head office in Chicago, Illinois (or, in the case of Available Currencies other than Dollars, at such locations in such jurisdictions as the Agent may direct from time to time), in immediately available funds, the proceeds of such Lender's Bid Loan or Loans to the applicable Borrower. The Agent shall pay over such funds to the applicable Borrower not later than (i) 1:00 p.m., Chicago time, in the case of Dollar Bid Loans or (ii) 1:00 p.m., local time as directed by the Agent in the case of Bid Loans in Available Currencies other than Dollars, on such day if the Agent shall have received the documents required under Section 10 with respect to such Loan and the other conditions precedent to the making of such Loan shall have been satisfied not later than 11:00 a.m., Chicago time, on such day. If the Agent does not receive such documents or such other conditions precedent have not been satisfied prior to such time, then (A) the Agent shall not pay over such funds to the applicable Borrower, (B) the Bid Loan Request related to such Bid Loan or Loans shall be deemed canceled in its entirety, (C) the Borrowers shall be liable to each relevant Lender in accordance with Section 7.4(b) and (D) the Agent shall return the amount previously provided to the Agent by each applicable Lender no later than the next following Business Day together with interest at the Federal Funds Rate to the extent customary. Each borrowing of Bid Loans shall be on a Business Day.

                           (ii) Each Borrower agrees, notwithstanding its previous delivery of any documents required under Section 10 with respect to a particular Loan, immediately to notify the Agent of any failure to satisfy the conditions precedent to the making of such Loan. The Agent shall be entitled to assume, after it has received each of the documents required under Section 10 with respect to a particular Loan, that each of the conditions precedent to the making of such Loan has been satisfied absent actual knowledge to the contrary received by the Agent prior to the time of the receipt of such documents. Unless the Agent shall have notified the Lenders prior to 11:30 a.m., Chicago time, on the Funding Date of any Loan that the Agent has actual knowledge that the conditions precedent to the making of such Loan have not been satisfied, the Lenders shall be entitled to assume that such conditions precedent have been satisfied.

         SECTION 3.3 Maturity of Bid Loans. Each Bid Loan shall mature on the last day of the Loan Period applicable thereto, but in no event later than the Termination Date.

         SECTION 3.4 Bid Notes. The Bid Loans of each Lender shall be evidenced by a Bid Note payable to the order of such Lender. Each Lender shall record in its records, or at its option on the schedule attached to its Bid Note, the date and amount of each Bid Loan made by such Lender, each repayment thereof, and the dates on which the Loan Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note.
The failure to so record or any error in so recording any such amount or any payment thereof shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under such Bid Note to repay the principal amount of each Bid Loan together with all interest accruing thereon.


         SECTION 4  INTEREST AND FEES.

         SECTION 4.1 Interest Rates. Each Borrower hereby promises to pay interest on the unpaid principal amount of each Loan in the applicable Available Currency for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                 (a) if such Loan is a Bid Loan, at a rate per annum equal to the Absolute Rate offered by the applicable Lender and accepted by the applicable Borrower for such Bid Loan;

                 (b) if such Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate plus the Margin from time to time in effect; and

                 (c) if such Loan is a Eurocurrency Loan, at a rate per annum equal to the Eurocurrency Rate (Reserve Adjusted) applicable to such Loan plus the Margin in effect from time to time;

provided, however, that after maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the (i) for any Floating Rate Loan, the sum of two percent (2%) plus the Alternate Reference Rate from time to time in effect; and (ii) for any Eurocurrency Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Alternate Reference Rate from time to time in effect or, if such Loan is denominated in another Available Currency, at a rate per annum equal to the sum of the Margin applicable to Eurocurrency Loans, plus three percent (3%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the applicable Available Currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than one month as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such Available Currency in the interbank market, then the Agent's cost of funds in such Available Currency for such period).

         SECTION 4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be paid on the last day of each Fiscal Quarter and on the Termination Date. Accrued interest on each Fixed Rate Loan shall be payable on the last day of the Loan Period therefor (and, in the case of a Eurocurrency Loan with a six-month Loan Period, on the day that is three months after the first day of such Loan Period). After maturity of any Loan, accrued interest on such Loan shall be payable on demand.

         SECTION 4.3 Setting and Notice of Committed Loan Rates. The applicable interest rate for each Committed Loan shall be determined by the Agent, and the Agent will promptly notify the Company and each Lender of (i) the Eurocurrency Rate for each

Eurocurrency Loan and (ii) each change in the Margin or the Alternate Reference Rate. Each determination of the applicable interest rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining the interest rate applicable to any Eurocurrency Loan. Notification to the Company under this Section 4.3 shall be deemed notification to both the Company and APSA.

         SECTION 4.4 Non-Use Fee. The Borrowers agree to pay to the Agent for the account of the Lenders pro rata in accordance with their respective Percentages a non-use fee computed at the Specified Rate (as defined below) per annum on the average daily amount of the Unused Aggregate Commitment. Such non-use fee shall be payable on the last day of each Fiscal Quarter and on the Termination Date, in each case for the period then ending for which such non-use fee has not previously been paid. For the purposes of calculating the Unused Aggregate Commitment under this Section 4.4, Committed Loans denominated in any Available Currency other than Dollars shall be converted into the Dollar Amount applicable as of the applicable Determination Date for such Loans. For purposes of this Section 4.4, the term "Specified Rate" means the rate per annum set forth in the table below opposite the applicable Debt to Capital
Ratio:

                         SPECIFIED RATE FOR NON-USE FEE


                                                                  Debt to Capital Ratio
                          -------------------------------------------------------------------------------------------------------
                          Below 40%       At or above 40% but below    At or above 45% but     At or above 50%    At or above 55%
                                                     45%                    below 50%           but below 55%
                          ---------       -------------------------    -------------------     ----------------   ---------------
     Non-use fee            0.15%                   0.20%                     0.25%                 0.25%              0.30%


         The Specified Rate shall be adjusted, to the extent applicable, 60 days (or, in the case of the last Fiscal Quarters of any Fiscal Year, 90 days, respectively) after the end of each Fiscal Quarter based on the Debt to Capital Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 9.1.1 or 9.1.2, as applicable, by the 60th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Specified Rate shall be 0.30% until such financial statements are delivered.

             SECTION 4.5 Computation of Interest and Fees. Interest on the Loans and all fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days; provided that, in the case of Loans denominated in Sterling, interest shall be computed on the basis of a year comprised of 365/366 days. The interest rate applicable to each Floating Rate Loan, and (to the extent applicable) after maturity of any other type of Loan the interest rate applicable to such Loan, shall change simultaneously with each change in the Alternate Reference Rate. The Margin applicable to any Committed Loan shall change simultaneously with each change in the Margin.

             SECTION 4.6 Agent's Fees. The Borrowers agree promptly to pay to the Agent such fees as may be agreed from time to time by the Company and the Agent.

             SECTION 5  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                        PREPAYMENTS.

             SECTION 5.1 Reduction or Termination of the Commitments. The Company may at any time on at least five Business Days' prior irrevocable notice received by the Agent (which shall promptly on the same day or on the next Business Day advise each Lender thereof) permanently reduce the amount of the Commitments (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the sum of the aggregate principal amount of all outstanding Loans. Any such reduction shall be in the amount of $2,000,000 or a higher integral multiple of $1,000,000. The Company may from time to time on like irrevocable notice terminate the Commitments upon payment in full of all Loans, all interest accrued thereon, all fees and all other obligations of the Company then payable hereunder; provided, however, that the Company may not at any time reduce the Commitments below the then aggregate outstanding amount of all Bid Loans (except to the extent the holder of any Bid Loan has given its prior written consent to the concurrent repayment of such Bid Loan).

             SECTION 5.2 Prepayments. (a) If, on any Determination Date, the Dollar Amount of the aggregate outstanding principal amount of all Loans exceeds (as a result of fluctuations in applicable foreign exchange rates or otherwise) the aggregate Commitments, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to such excess. Such payment shall be applied (and, to the extent necessary, made in the applicable Available Currencies) to repay first, Floating Rate Loans, second, Committed Eurocurrency Loans, and third, Bid Loans.

             (b) The Borrowers may from time to time voluntarily prepay Committed Loans in whole or in part, without premium or penalty, provided that
(a) the applicable Borrower shall give the

Agent (which shall promptly advise each Lender) notice thereof not later than 10:30 a.m., Chicago time on the date of such prepayment, in the case of Floating Rate Loans, and not later than 10:30 a.m., Chicago time two Business Days prior to the date of such prepayment, in the case of Eurocurrency Loans, in each case specifying the Committed Loans to be prepaid and the date (which shall be a Business Day) and amount of prepayment, (b) each partial prepayment of Loans shall be in an aggregate principal Dollar Amount of at least $5,000,000 and an integral multiple of $1,000,000 and (c) any prepayment of a Eurocurrency Loan shall be subject to the provisions of Section 7.4. No Borrower may voluntarily prepay any Bid Loan without the prior written consent of the holder of such Bid Loan.

             SECTION 6  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

             SECTION 6.1 Making of Payments. Except as provided in Section 3.2(d), all payments of principal of or interest on the Loans and all payments of fees shall be made by the Borrowers to the Agent in immediately available funds at its office in Chicago not later than 12:30 p.m., Chicago time (12:00 noon, local time, as directed by the Agent in the case of Loans in Available Currencies other than Dollars), on the date due and in the Available Currency in which such Loan or interest is denominated; any funds received after that hour shall be deemed to have been received by the Agent on the immediately following Business Day. The Agent shall promptly remit to each Lender its share (if any) of each such payment. All payments under Section 7 shall be made by the Borrowers directly to the Persons entitled thereto. If any payment hereunder is due on a day which is not a Business Day, the due date for such payment shall be extended to the immediately following Business Day (unless, in the case of a Eurocurrency Loan, such immediately following Business Day would fall in the next succeeding calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall be payable for the period of such extension.

             SECTION 6.2 Order and Proration of Payments. (a) Whenever any payment received by the Agent to be distributed to the Lenders is insufficient to pay in full any amounts then due and payable to the Lenders, and the Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of the principal amount of the Loans in the Available Currency in which such a payment was made which are then due and payable, ratably among the Lenders in accordance with the aggregate principal amount of such Loans owed to each Lender; second, to the payment of interest then due and payable on such Loans, ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; third, to the payment of the fees payable under Sections 4.4 and 4.5, ratably among the Lenders in accordance with the aggregate amount of fees owed to each Lender; and fourth, to the payment of expenses payable under Section 14.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender.

         (b) After the Agent has received a Payment Sharing Notice, all payments received by the Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of expenses payable under Section 14.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender; second, to the payment of fees payable under Sections 4.4 and 4.5, ratably among the Lenders in accordance with the aggregate amount of fees owed to each Lender; and third, to the payment of the interest accrued on and the principal amount of all of the Loans, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each Lender.

         (c) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan or any fees in excess of the share of payments and other recoveries (exclusive of payments or recoveries under Section 7) such Lender would have received if such payment or recovery had been distributed pursuant to the provisions of Section 6.2(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Lender shall purchase from the other Lenders, in a manner to be reasonably specified by the Agent, such participation in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them in accordance with the order of payments set forth in Section 6.2(a) or (b) as applicable; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         SECTION 6.3 Setoff. To the extent not prohibited by applicable law (and without waiving any other rights of the Agent or any Lender), the Agent and each Lender shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of any amount payable by the Borrowers hereunder any and all balances, credits, deposits, accounts or moneys of either Borrower then or thereafter with the Agent or such Lender.

         SECTION 6.4  Payments Net of Taxes.

         (a) All payments by the Borrowers of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (as defined below), other than Excluded Taxes (as defined below), now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or
(iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Borrowers will:

                 (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

                 (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities; and

                 (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

For the purposes of this Section 6.4, (x) "Taxes" means, with respect to any Person, taxes, assessments or other governmental charges on levies imposed upon such Person, such Person's income or any of such Person's properties, franchises or assets; and (y) "Excluded Taxes" means, in the case of payments made to any Lender or the Agent, all of the following: taxes imposed upon the overall net income of such Lender or the Agent, franchise taxes imposed upon such Lender or the Agent with respect to its net income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or any political subdivision thereof, and franchise taxes imposed upon such Lender or the Agent with respect to its net income by the jurisdiction in which such Lender's or the Agent's Funding Office is located or any political subdivision thereof.

         (b) In consideration of the Borrowers' agreements in clause (a) of this Section 6.4, each Lender which is not organized under the laws of the United States or a State thereof hereby agrees (such Lender's "Exemption Agreement"), to the extent permitted by applicable law (including any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Funding Office is located), to execute and deliver to the Company (i) on or before the first date on which any payment is to be made to such Lender hereunder, a United States Internal Revenue Service Form 1001 or 4224 (or successor form), as appropriate (or successor forms), properly completed and claiming a complete exemption from withholding or deduction for or on account of Recipient Taxes of such Lender, and (ii) a new Form 1001 or 4224 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form.

         (c) Each Lender hereby represents and warrants (such Lender's "Exemption Representation") to the Borrowers that on the date of this Agreement (or, if later, the date such Lender becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

        (d) All obligations provided for in this Section 6.4 shall survive termination of this Agreement.

         SECTION 6.5 Currency. Each reference in this Agreement to Dollars or to another Available Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrowers in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 6.2(c), such Person agrees to remit such excess to the applicable Borrower.

         SECTION 7        INCREASED COSTS AND SPECIAL PROVISIONS FOR FIXED
                          RATE LOANS.

         SECTION 7.1 Increased Costs. (a) If, after the date hereof, (i) Regulation D of the Board of Governors of the Federal Reserve System or (ii) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Funding Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                 (A) shall subject any Lender (or any Funding Office of such Lender) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Lender (or any Funding Office of such Lender) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of any tax assessed on or measured by the net income of such Lender or its Funding Office imposed by the government or other authority of the country in which such Lender is incorporated or in which such Lender's Funding Office is located); or

                 (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4.1), special deposit, assessment (including any assessment for insurance of deposits) or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Funding Office of such Lender); or

                 (C) shall impose on any Lender (or any Funding Office of such Lender) any other condition (including, without limitation, any requirement that such Lender purchase equity interests, or make other investments, in the Federal Deposit Insurance Corporation) affecting its Eurocurrency Loans, its Notes or its obligation to make or maintain Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to (or to impose an additional cost on) such Lender (or any Funding Office of such Lender) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Lender (or such Lender's Funding Office) under this Agreement or under its Notes with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction (without duplication of any amounts which have been reimbursed pursuant to Section 6.4).

         (b) If any Lender shall determine that the adoption, effectiveness or phase-in of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Funding Office of such Lender or any Person controlling such Lender) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy (other than changes in policy which, for internal reasons only, are intended to materially increase capital, without reflecting any obligation to do so)), then, from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

         SECTION 7.2 Basis for Determining Interest Rate Inadequate or Unfair. If prior to the first day of the Loan Period for any requested Eurocurrency
Loan:

                 (a) the Agent receives notice from Required Lenders that deposits in the relevant Available Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Loan Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that, by reason of circumstances generally affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate; or

                 (b) the Agent receives notice from Required Lenders that the Eurocurrency Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurocurrency Loans for such Loan Period, or that the making or funding of Eurocurrency Loans for such Loan Period has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans, then (i) the Agent shall promptly notify the other parties thereof and (ii) so long as such circumstances shall continue, no Lender shall be under any obligation to make any Eurocurrency Loan.

         SECTION 7.3 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of the applicable Lender raise a substantial question as to whether it is) unlawful for a Lender to make, continue or maintain any portion of the principal amount of any Loans, then (a) such Lender shall promptly notify the Company and the Agent (which shall promptly notify each of the other parties hereto), (b) upon the effectiveness of such event and so long as such unlawfulness shall continue, the obligation of such Lender to make Loans shall be suspended until the Lender shall notify the Company that such suspension no longer exists, and (c) on such date as may be required by the relevant law, regulation or interpretation, such Lender's Loans shall be repaid.

         SECTION 7.4 Funding Losses. Each Borrower hereby agrees that within 10 days after demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) each Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain any Fixed Rate Loan), as reasonably determined by such Lender, as a result of (a) any payment (including, without limitation, any payment resulting from acceleration) of any Fixed Rate Loan of such Lender on a date other than the last day of the Loan Period for such Loan or (b) any failure of either Borrower to borrow any Loan on the originally scheduled Funding Date specified therefor pursuant to this Agreement (including, without limitation, any failure to borrow resulting from any failure to satisfy the conditions precedent to such borrowing). For this purpose, all notices to the Agent or the Lenders pursuant to this Agreement (including, without limitation, all acceptances of Bids) shall be deemed to be irrevocable.

         SECTION 7.5 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary (but subject to Section 7.6(a)), each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Fixed Rate Loan during the Loan Period for such Loan through the purchase of deposits having a maturity corresponding to such Loan Period and bearing an interest rate equal (a) in the case of a Eurocurrency Loan, to the Eurocurrency Rate for such Loan Period, and (b) in the case of a Bid Loan, to the interest rate applicable to such Bid Loan for such Loan Period.

         SECTION 7.6 Mitigation of Circumstances; Replacement of Affected Lender. (a) Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by either Borrower to withhold or deduct any Taxes pursuant to
Section 6.4 or pay any amounts pursuant to Section 7.1 or (ii) the occurrence of any circumstances of the nature described in Section 7.2 or 7.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Lender will designate a different Funding Office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         (b) At any time any Lender is an Affected Lender (as defined below), the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Company such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans, its Notes, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid fees and all other obligations owed to such Affected Lender hereunder). As used in this
Section 7.6, "Affected Lender" means any Lender (i) with respect to which either Borrower has been required to make any deduction, withholding or other payment pursuant to Section 6.4, (ii) to which either Borrower has been required to pay any compensation pursuant to Section 7.1 or (iii) which has given a notice pursuant to clause (a) or (b) of Section 7.2 or clause (a) of
Section 7.3, but only so long as the circumstances giving rise to such deduction, withholding, compensation or notice continue to exist.

         SECTION 7.7 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to this Section 7 shall be conclusive absent demonstrable error, and each Lender may use reasonable averaging and attribution methods in determining compensation pursuant to
Section 7.1 or 7.4. The provisions of this Section 7 shall survive termination of this Agreement.

         SECTION 8  REPRESENTATIONS AND WARRANTIES.

         To induce the Lenders to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants to the Agent and the Lenders as follows:

         SECTION 8.1 Organization, etc. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing (or similar concept under applicable state law) under the laws of the jurisdiction of its incorporation. Each of the Company and each Subsidiary is duly qualified to do business, and is in good standing, in all other jurisdictions where failure to so qualify would have a Material Adverse Effect. Each of the Company and each Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. Each of the Borrowers has full power and authority as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

         SECTION 8.2 Authorization; No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of the Notes, and the performance by the Company of its obligations under this Agreement and the Notes are within each of the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a lien under, any provision of law or of the charter or by-laws of such Borrower or of any agreement, instrument, order or decree that is binding upon such Borrower or any Subsidiary.

         SECTION 8.3 Validity and Binding Nature. This Agreement is, and the Notes when duly executed and delivered will be, legal, valid, and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

         SECTION 8.4  Financial Statements.

         (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of APSA and the Company to the Lender, including (i) the audited consolidated balance sheet at August 31, 1993 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the Fiscal Year then ended, of the Company and its Subsidiaries, certified by Deloitte & Touche, (ii) the unaudited consolidated balance sheet dated May 31, 1994 and the related unaudited consolidated statements of earnings and cash flow, for the Fiscal Quarter then ended, of the Company and its Subsidiaries, as appearing in the report of the Company on Form 10-Q for such Fiscal Quarter filed by the Company with the U.S. Securities and Exchange Commission, (iii) the unaudited consolidated balance sheet at August 31, 1993 and related consolidated statements of earnings and shareholders equity of APSA and its Subsidiaries and (iv) the unaudited consolidated balance sheet dated May 31, 1994 for APSA and its Subsidiaries, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of the Company and its Subsidiaries or APSA and Subsidiaries, as the case may be, as at the dates thereof and the results of their operations for the periods then ended. The Company and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

         (b) With respect to any representation and warranty which is deemed to be made after the date hereof by APSA or the

Company, the balance sheet and statements of earnings, shareholders' equity and cash flow, which as of such date shall most recently have been furnished by or on behalf of APSA or the Company to the Lenders for the purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

         SECTION 8.5 No Material Adverse Change. Since August 31, 1993, no event has occurred or condition has arisen that has had or is reasonably likely to have a Material Adverse Effect.

         SECTION 8.6 Litigation and Contingent Liabilities. To the best of each Borrower's knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against either Borrower that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Item 8.6 of the Disclosure Schedule. Other than any liability incident to such litigation or proceedings, the Company does not have any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 8.4.

         SECTION 8.7 Liens. None of the assets of the Company or any Subsidiary is subject to any Lien, except as permitted by Section 9.9.

         SECTION 8.8 Subsidiaries. Item 8.8 of the Disclosure Schedule correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Such Subsidiaries and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Subsidiary of the Company is and will be duly qualified to do business in each other jurisdiction where failure to so qualify would have a Material Adverse Effect.

         SECTION 8.9 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrowers of any material liability, fine or penalty. Except as disclosed in footnote M of the Company's 1993 annual report, the Borrowers have no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

         SECTION 8.10 Regulated Industry. Neither the Company nor any Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 8.11 Regulations G, U and X. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

         SECTION 8.12 Taxes. Each of the Company and each Subsidiary has filed all federal and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         SECTION 8.13 Environmental and Safety Matters. The Company and each Subsidiary is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Material, accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise, except as disclosed on Item 8.13 of the Disclosure Schedule, and, except as disclosed in items 2 and 3 of Item 8.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Borrowers' knowledge, after due investigation, threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary, except as disclosed on Item 8.13 of the Disclosure Schedule, and, except as disclosed in items 2 and 3 of Item 8.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is, to the best of the Borrower's knowledge, after due investigation, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment, (ii) has received any notice of any Hazardous Material in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed on Item 8.13 of the Disclosure Schedule, and, except as disclosed in items 2 and 3 of Item 8.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. No Release, threatened Release or disposal of Hazardous Material is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations in violation of any Environmental Law except as disclosed on Item 8.13 of the Disclosure Schedule, and, except as disclosed in items 2 and 3 of Item 8.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect.

         SECTION 8.14 Compliance with Law. Except as otherwise disclosed in the Disclosure Schedule, each of the Company and each Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which has had or is reasonably likely to have a Material Adverse Effect.

         SECTION 8.15 Information. All information heretofore or contemporaneously herewith furnished by the Borrowers or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.





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
         SECTION 8.16 Ownership of Shares. Not less than ninety-nine percent (99%) of the issued and outstanding shares of capital stock of APSA are owned by the Company.

         SECTION 8.17 Ownership of Properties. Each of the Company and each Subsidiary owns good and marketable title to or holds valid leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section
9.9 and none of them are in default beyond the expiration of any applicable grace period of any material obligation under any leases creating any of their leasehold interests in real property, and none of such property is subject to any Lien except as permitted pursuant to Section 9.9.

         SECTION 8.18 Patents, Trademarks, etc. Each of the Company and each Subsidiary owns or licenses and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company and such Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which would be reasonably likely to have a Materially Adverse Effect, except as may be disclosed in Item 8.18 of the Disclosure Schedule.

         SECTION 8.19 Insurance. The Company and its Subsidiaries maintain with responsible insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to their properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, except as may be disclosed in Item
8.19 of the Disclosure Schedule.

         SECTION 9        COVENANTS.

         Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrowers hereunder and under the Notes are paid in full, each Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         SECTION 9.1 Reports, Certificates and Other Information. Furnish to each Lender:

                 9.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year,

                 (a) in the case of the Company a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Lenders, (b) in the case of APSA, unaudited consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of earnings and shareholders equity for such Fiscal Year, of APSA and its Subsidiaries certified by the chief financial officer or the Treasurer of APSA, and (c) in the case of the Company, an unaudited consolidating balance sheet and statements of earnings and cashflow of such Fiscal Year, with comparable information at the close of and for the prior Fiscal Year.

                 9.1.2 Interim Reports. Promptly when available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries and APSA and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings and (only in the case of the Company) a consolidated statement of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter of the Company or APSA, as the case may be, and its respective Subsidiaries, with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year, together with a certificate of the chief financial officer or the Treasurer of the Company or APSA, as the case may be to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

                 9.1.3 Compliance Certificate. Concurrently with each set of financial statements delivered pursuant to Section 9.1.1 and 9.1.2, a certificate of the chief financial officer or the Treasurer of the Company (a) to the effect that such officer is not aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it in reasonable detail, and (b) containing a computation of each of (x) the financial ratios and restrictions set forth in Section 9.6, (y) the Debt to Capital Ratio and (z) the Margin and Non-Use Fee.

                 9.1.4 Reports to SEC. Promptly upon the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange.

                 9.1.5 Notice of Default, Litigation and ERISA Matters. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default;
         (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect;
         (c) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and
         (d) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

                 9.1.6 Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request.

         SECTION 9.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof), and to examine (and, at the

Company's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

         SECTION 9.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated, except as disclosed in Item 8.19 of the Disclosure Schedule.

         SECTION 9.4  Compliance with Law; Payment of Taxes and Liabilities.
(a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto.

         SECTION 9.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 9.7) cause each Subsidiary to maintain and preserve,
(a) its existence and good standing in the jurisdiction of its organization and
(b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

         SECTION 9.6  Financial Ratios and Restrictions.

                 9.6.1  Minimum Shareholders Equity.  Not permit at any time
         (a) Shareholders Equity for the Company to be less than the sum of $81,500,000 plus 25% of Consolidated Net Income for each Fiscal Quarter ending after August 31, 1994 (excluding any Fiscal Quarter in which there is a loss) and (b) Shareholders Equity for APSA to be less than $1.

                 9.6.2 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than 1.5:10.

                9.6.3 Debt to Capital Ratio. Not permit at any time the Debt to Capital Ratio to exceed 58%.

         SECTION 9.7 Mergers, Consolidations, Purchases and Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial portion of the business or, assets of, or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or a substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

                 (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into, with or to the Company or into, with or to any wholly-owned Subsidiary;

                 (ii) any such purchase or other acquisition by the Company or APSA of the assets or stock of any wholly-owned Subsidiary;

                 (iii) (A) the Permitted Receivables Securitization and (B) any sale, transfer, conveyance or lease of any asset if (x) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all assets disposed of pursuant to this clause (iii)(B)(x) in any Fiscal Year are less than 15% of the total book value of tangible assets of the Company and its Subsidiaries as of May 31, 1994 and (y) no Event of Default or Unmatured Event of Default exists or would result therefrom; or

                 (iv) any acquisition if (A) after such acquisition the Company (if it is the acquiring entity) or a Subsidiary owns (1) at least a majority of the securities of each class having ordinary voting power of, or a majority of the ownership interest in, the acquired Person or
         (2) more than 10% but less than a majority of the securities of each class having ordinary voting power of, or more than 10% but less than a majority of the ownership interest in, the acquired Person and, immediately after giving effect to any acquisition described in this subclause (2), the aggregate book value of all such minority Investments in the equity securities or other ownership interests of other Persons by the Company and its Subsidiaries does not exceed 20% of the consolidated tangible assets of the Company and its Subsidiaries, (B) no Event of Default or Unmatured Event of Default exists or would result therefrom and (C) prior to the consummation of such acquisition, the Company provides to each Lender a certificate of the chief financial officer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder) stating that such acquisition complies with this Section 9.7 and that any other conditions under this Agreement relating to such acquisition have been satisfied.

         SECTION 9.8 Commercial Paper Lines. Not, and not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt with respect to unsecured commercial paper except to the extent the Company or such Subsidiary has unused unsecured lines of credit backing up such commercial paper.

         SECTION 9.9 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except
(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on Item 9.9 of the Disclosure Schedule; (d) Liens in connection with Capital Leases (to the extent permitted hereunder);
(e) any Lien arising in connection with the acquisition of fixed assets after the date hereof, and attaching only to the property being acquired, provided that the principal amount of the Debt secured by each such Lien shall not exceed the purchase price of the applicable fixed asset and the aggregate amount of all Debt secured by such Liens shall not at any time exceed $1,000,000; (f) attachments, judgments and other similar Liens, for sums not exceeding $1,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) other Liens incidental to the conduct of the business of the Company or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (h) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; (i) any Lien existing on any asset of any corporation which becomes a Subsidiary of the Company after the date hereof, which Lien was not created in contemplation of such event, provided that (x) Liens on current assets of such corporation shall be discharged within 120 days after such corporation becomes a Subsidiary of the Company and (y) the aggregate amount of Debt secured by all such Liens does not at any time exceed $5,000,000; and (k) other Liens securing obligations not at any time exceeding $2,000,000.

         SECTION 9.10 Restricted Payments, etc. Not, and not permit any Subsidiary to, make any Restricted Payment; provided that (a) any Subsidiary may declare and pay dividends, or make other distributions, to the Company; and
(b) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may pay dividends to its shareholders in an aggregate amount not to exceed the sum of (i) $12,000,000 plus (ii) 75% of the Consolidated Net Income since May 31, 1994 (less 100% of any consolidated net losses) plus (iii) net cash proceeds from the sale of capital stock by the Company.

         SECTION 9.11 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

         SECTION 9.12 Maintenance of Property. Maintain, and cause each Subsidiary to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

         SECTION 9.13 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations.

         SECTION 9.14 Business Activities. Not make any substantial change in the nature of the business of the Company and its Subsidiaries, taken as a whole, from that engaged in on the date of this Agreement.

         SECTION 9.15 Environmental Matters.

                 9.15.1 Environmental Obligations. (a) Comply, and cause each Subsidiary to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (c) keep, and cause each Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (d) handle, and cause each Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and (e) not, and not permit any Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary nor allow any Lien imposed pursuant to any Environmental Law to attach to any such real property.

                 9.15.2 Environmental Information. Within 60 days of receipt thereof, notify the Agent of the receipt by the Company or any Subsidiary of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any release or threatened release with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $750,000; and within 60 days of any Release, threatened Release, or disposal of any Hazardous Material reported to any governmental regulatory authority at any real property owned, operated or leased by the Company or any Subsidiary notify the Agent of such release, threat of release or disposal, except for any release, threat of release or disposal with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $750,000.

         SECTION 9.16 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         SECTION 9.17 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder.

         SECTION 9.18 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company or any wholly-owned Subsidiary) or any officer or director of the Company or any Affiliate which is on terms less favorable than would be available from a Person which is not an Affiliate. Nothing in this Section 9.19 shall prohibit any transaction expressly permitted by Section 9.11.

         SECTION 9.19 The Company's and Subsidiaries' Stock. The Company will not, nor will it permit any of its Subsidiaries to, purchase or otherwise acquire any shares of capital stock of the Company; and, except pursuant to transactions permitted by Sections 9.7 not take any action, or permit any of its Subsidiaries to take any action, which will, so long as any shares of capital stock or indebtedness of any corporation which is a Subsidiary at the date of this Agreement are owned by the Company or any Subsidiary, result in a decrease in the percentage of the outstanding shares in capital stock of such corporation owned at the date of this Agreement by the Company and Subsidiaries.

         SECTION 9.20 Negative Pledges; Subsidiary Payments. The Company will not, nor will it permit any Subsidiary to, enter into any agreement (excluding this Agreement and the Loan Agreement dated as of August 1, 1990 among the Company and the lenders party thereto relating to $75,000,000 principal amount of 9.92% Senior Notes due August 15, 2000 as in effect on the date hereof) (a) prohibiting the creation or assumption of any Lien upon their respective properties, revenues, or assets, whether now owned or hereafter acquired; (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Company or to any corporation as to which such Subsidiary is a Subsidiary; or (c) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

         SECTION 10  CONDITIONS.

         SECTION 10.1 Conditions Precedent to Initial Loan. The obligation of each Lender to make its initial Loan is (in addition to satisfaction of the conditions precedent set forth in

Section 10.2) subject to the conditions precedent that the Agent shall have received (a) evidence, reasonably satisfactory to the Agent, that all "Commitments" under and as defined in the Existing Credit Agreements have been terminated and all obligations of the Company thereunder have been, or concurrently with the making of the initial Loans will be, paid in full and (b) each of the following documents, each in form and substance satisfactory to the Agent (and each, except for the Notes, in sufficient counterparts to provide one for each Lender):

                 10.1.1 Notes. One Bid Note of each Borrower payable to the order of each Lender and one Committed Note of each Borrower payable to the order of each Lender.

                 10.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement, the Notes and the other documents provided for in this Agreement to be executed by such Borrower.

                 10.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental and regulatory approvals with respect to the execution, delivery and performance by each Borrower of this Agreement, the Notes and the other documents provided for in this Agreement to be executed by such Borrower.

                 10.1.4 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign this Agreement the Notes and the other documents provided for in this Agreement to be executed by such Borrower, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

                 10.1.5 Opinion of Counsel for the Company. The opinion of Quarles & Brady, counsel for the Company, and Salens Hertzfeld & Herlbronn, counsel for APSA, in the form of Exhibit F.

                 10.1.6 Opinion of Counsel for the Agent. The opinion of Mayer, Brown & Platt, counsel for the Agent, in the form of Exhibit G.

                 10.1.7 Other. Such other documents as the Agent or any Lender may reasonably request.

         SECTION 10.2 Conditions Precedent to All Loans. Each Lender's obligation to make each Loan is (in addition to the conditions precedent set forth in Section 10.1) subject to the conditions precedent that (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan and (b) the representations and warranties contained in Sections 8 (excluding Sections 8.6 and 8.8) are true and correct as of the date of the making of such Loan, with the same effect as though made on such date (it being understood that each request for a Loan shall automatically constitute a representation and warranty by each Borrower that, as at the making of such Loan, all conditions under this Section 10.2 shall be satisfied).

         SECTION 11  EVENTS OF DEFAULT AND THEIR EFFECT.

         SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                 11.1.1 Non-Payment of Notes, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest on any Loan or any fees or other amounts payable by the Borrowers hereunder.

                 11.1.2 Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of, or guaranteed by, the Company or any Subsidiary in excess in the aggregate of $2,000,000; or default in the performance or observance of any obligation or condition with respect to any such other indebtedness in excess in the aggregate of $2,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

                 11.1.3 Warranties. Any warranty made by either Borrower herein is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrowers to the Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                 11.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent (it being understood that a Subsidiary shall not be deemed to be insolvent solely because it has negative net worth) or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 30 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                 11.1.5 Non-Compliance with Certain Covenants. Failure by the Borrowers to comply with or to perform any provision of Section
         9.6 through 9.11, 9.17, 9.19 or 9.20.

                 11.1.6 Non-Compliance with Other Provisions of this Agreement. Failure by the Borrowers to comply with or to perform any provision of this Agreement (if such failure does not constitute an Event of Default under any of the other provisions of this Section 11.1), and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Lender.

                 11.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                 11.1.8 Judgments. Final judgments which exceed an aggregate of $1,000,000 (excluding any portion thereof which is covered by insurance maintained with a responsible insurance company which has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof





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
         stayed pending appeal within 30 days after entry or filing of such judgments.

                 11.1.9 Change of Control. An Impermissible Change of Control shall occur.

                 11.1.10 Material Adverse Effect. Any event shall occur which, in the opinion of the Required Lenders, has had or is reasonably likely to have a Material Adverse Effect.

         SECTION 11.2 Effect of Event of Default. If any Event of Default described in Section 11.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers); and, in the case of any other Event of Default, the Agent may with the consent of the Required Lenders, and shall upon written request of the Required Lenders, declare the Commitments (if they have not theretofore terminated) to be terminated and/or all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers). The Agent shall promptly advise the Company and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 11.1.1 or Section 11.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in Section 11.1 may be waived by the written concurrence of the Required Lenders.

         SECTION 12          THE AGENT.

         SECTION 12.1 Authorization. Each Lender authorizes the Agent to act on behalf of such Lender to the extent provided herein, and in any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. Subject to the provisions of Section 12.3, the Agent will take such action permitted by this Agreement or any agreement delivered in connection with this Agreement as may be requested in writing by the Required Lenders. The Agent shall promptly remit in immediately available funds to each Lender its share of all payments received by the Agent for the account of such Lender.





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         SECTION 12.2        Indemnification.  The Lenders agree to indemnify
the Agent in its capacity as such (to the extent not reimbursed by the Borrowers), ratably according to their respective Percentages (or, after termination of the Commitments, ratably according to the principal amount of the Loans held by each Lender), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to the Agent of any portion of the foregoing resulting solely from the Agent's or its employees' or agents' gross negligence or willful misconduct. All obligations provided for in this
Section 12.2 shall survive termination of this Agreement.

         SECTION 12.3 Action on Instructions of the Required Lenders. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions (i) from the Required Lenders, except for instructions which under the express provisions hereof must be received by the Agent from all Lenders, and (ii) in the case of such instructions, from all Lenders. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any Lender or any other holder of a Note or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein.

         SECTION 12.4 Payments. (a) The Agent shall be entitled to assume that each Lender has made its Loan (if any) available in accordance with
Section 2.2(e) or Section 3.2(c), as applicable, unless such Lender notifies the Agent prior to 11:00 a.m., Chicago time, on the Funding Date for such Loan that it does not intend to make such Loan available, it being understood that no such notice shall relieve such Lender of any of its obligations under this Agreement. If the Agent makes any payment to a Borrower on the assumption that a Lender has made the proceeds of such Loan available to the Agent but such Lender has not in fact made the proceeds of such Loan available to the Agent, such Lender shall pay to the Agent on demand an amount equal to the





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
amount of such Loan, together with interest thereon for each day that elapses from and including such Funding Date to the Business Day on which the proceeds of such Loan become immediately available to the Agent prior to 12:30 p.m., Chicago time, at the Federal Funds Rate for each such day, based upon a year of 360 days. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 12.4(a) shall constitute rebuttable presumptive evidence of the amount owed to the Agent by such Lender pursuant to this Section. If the proceeds of such Loan are not made available to the Agent by such Lender within three Business Days of such Funding Date, the Agent shall be entitled to recover such amount on demand from the Borrowers, together with interest thereon for each day that elapses from and including such Funding Date to the Business Day on which such proceeds become immediately available to the Agent prior to 12:30 p.m., Chicago time, (i) in the case of a Bid Loan, at the rate per annum applicable thereto, and (ii) in the case of a Committed Loan, at the rate per annum applicable to Floating Rate Loans. Nothing in this paragraph
(a) shall relieve any Lender of any obligation it may have hereunder to make any Loan or prejudice any right which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         (b) The Agent shall be entitled to assume that the Borrowers have made all payments due hereunder from the Borrowers on the due date thereof unless it receives notification prior to any such due date from the Borrowers that the Borrowers do not intend to make any such payment, it being understood that no such notice shall relieve the Borrowers of any of their obligations under this Agreement. If the Agent distributes any payment to a Lender hereunder in the belief that the Borrowers have paid to the Agent the amount thereof but the Borrowers have not in fact paid to the Agent such amount, such Lender shall pay to the Agent on demand an amount equal to the amount of the payment made by the Agent to such Lender, together with interest thereon for each day that elapses from and including the date on which the Agent made such payment to the Business Day on which the amount of such payment is returned to the Agent in immediately available funds prior to 12:30 p.m., Chicago time, at the Federal Funds Rate for each such day, based upon a year of 360 days. If the amount of such payment is not returned to the Agent in immediately available funds within three Business Days after demand by the Agent, such Lender shall pay to the Agent on demand an amount calculated in the manner specified in the preceding sentence after substituting the term "Alternate Reference Rate" for the term "Federal Funds Rate". A certificate of the Agent submitted to any Lender with respect to amounts owing under this Section 12.4(b) shall constitute rebuttable presumptive evidence of the amount owed to the Agent by such Lender pursuant to this Section.





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
         SECTION 12.5 Exculpation. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any Note, security agreement, schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Note or any other instrument or document delivered hereunder or in connection herewith, (ii) be deemed to have knowledge of an Event of Default or Unmatured Event of Default (other than any such event involving non-payment of any amount to be paid by the Borrowers to the Agent) until after having received actual notice thereof from the Borrowers or a Lender, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrowers or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender.

         SECTION 12.6 Credit Investigation. Each Lender acknowledges, and shall cause each Assignee or Participant to acknowledge in its assignment or participation agreement with such Lender, that it has (i) made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had the Loans been made directly by such Lender or other applicable Person to the Borrowers without the intervention of the Agent or any other Lender and (ii) independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made and will continue to make its own credit analysis and decisions relating to this Agreement. Each Lender agrees and acknowledges, and shall cause each Assignee or Participant to agree and acknowledge in its assignment or participation agreement with such Lender, that the Agent makes no representations or warranties about the creditworthiness of the Borrowers or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Note or the value of any security therefor.

         SECTION 12.7 Continental and Affiliates. Continental and each of its successors as Agent shall have the same rights and powers hereunder as any other Lender and may refrain from exercising the same as though it were not the Agent, and Continental and any such successor and its affiliates may accept deposits from, lend money to and generally engage, and continue





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
to engage, in any kind of business with the Borrowers or any Affiliate thereof as if Continental or such successor were not the Agent hereunder.

         SECTION 12.8 Resignation or Removal. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Lenders, and the Agent may be removed as such at any time by vote of the Required Lenders and notice to the Agent and the Company. In the event of any such resignation or removal, Lenders having an aggregate Percentage of more than 50% shall as promptly as practicable appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' notice of removal to the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial Lender organized under the laws of the United States of America or of any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $300,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 13  GUARANTEE

         13.1 Guarantee from Borrowers. In order to induce the Lenders to agree to make Loans to individual Borrowers under this Agreement, each Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety) to and for the benefit of the Lenders and the Agent the due and punctual payment of all Obligations, including, without limitation, the Bid Loans and the Committed Loans (the "Guaranteed Indebtedness").

         13.2 Expenses. Each Borrower irrevocably and unconditionally agrees to pay any and all expenses, including reasonable attorneys' fees and disbursements, incurred by any of the Lenders or the Agent in enforcing its or their rights under or in connection with this Section 13.

         13.3 Waivers. Each Borrower agrees that the Guaranteed Indebtedness may be extended or renewed, in whole or in part, without notice to or further assent from it and without impairing





                                       57
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its obligations under this Section 13.  Each Borrower hereby waives (a)
presentation to, demand of payment from, and protest and notice of protest to such Borrower concerning the Guaranteed Indebtedness, (b) protest for nonpayment of principal of or interest on the Guaranteed Indebtedness and (c) all other notices to which it might otherwise be entitled as guarantor of the Guaranteed Indebtedness.

         13.4 No Impairment.  The obligations of each Borrower under this
Section 13 shall not be impaired by reason of any claim or waiver, release, surrender or compromise with respect to any other Borrower, and shall not be subject to any defense or set-off by reason of the unenforceability, in whole or in part, of the Guaranteed Indebtedness or any provision of this Agreement with respect to any other Borrower. The obligations of each Borrower hereunder with respect to its guaranty of the obligations of each other Borrower hereunder shall not be impaired by (a) any lack of validity or enforceability of this Agreement or any other Loan Document with respect to any other Borrower, (b) the failure of any of the Lenders or the Agent to assert any claim or demand or to enforce any right or remedy against any other Borrower or any other Person hereunder or under the other Loan Documents or with respect to this Agreement or the other Loan Documents, (c) any extension or renewal, in whole or in part, of this Agreement or any other Loan Documents, (d) any rescission, waiver, release, compromise, amendment or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or the other Loan Documents or any agreement, (e) any failure by any Person in the performance of any obligation with respect to this Agreement or any other Loan Documents, (f) any act by the Agent or any Lender to obtain or retain a Lien upon or a security interest in any property to secure any Guaranteed Indebtedness, or to release any security for any of the Guaranteed Indebtedness, (g) any exchange, release or nonperfection of any Lien, (h) any bankruptcy of a Borrower or any other Person, or (i) any other act or omission which may or might in any manner vary the risk of a Borrower, or which would otherwise operate as a discharge of or other defense available to a Borrower, as a matter of law.

         13.5 Waiver of Resort. Each Borrower agrees that this Section 13 constitutes a guaranty of payment and not merely of collection and waives any right to require that any resort be had by the Agent or any of the Lenders to any security held by it for the payment of the Guaranteed Indebtedness or to any balance or any deposit account or credit on the books of the Agent or any Lender in favor of any Borrower or any of their Subsidiaries.

         13.6 Reinstatement. Each Borrower agrees that this Section 13 shall continue to be effective or be reinstated, as the case may be, if at any time any part of any payment of principal of,





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
or interest on, the Guaranteed Indebtedness is stayed, rescinded or must otherwise be returned by any Lender or the Agents upon the bankruptcy or reorganization of any Borrower or any other Person.

         13.7 Payment. Upon the failure of any Borrower to pay any of the Guaranteed Indebtedness when and as the same shall become due, whether at maturity, by acceleration or otherwise, each Borrower hereby promises to, and will, immediately on demand by any Lender or the Agent, pay or cause to be paid to the Lenders or the Agent, as the case may be, an amount equal to the full amount of the Guaranteed Indebtedness then due. All such payments shall be in the currency in which the Guaranteed Indebtedness is denominated.

         13.8 Subrogation, Waivers, etc. Each Borrower hereby agrees that, until such time as all of the Obligations shall have been finally paid in full in cash and performed in full, all Commitments shall have terminated, and this guarantee shall have been discontinued as to all Borrowers, no payment made by or on account of any Borrower pursuant to this Section 13 shall entitle the other Borrower, by subrogation or otherwise, to any payment by such Borrower or from or out of any property of such Borrower, and neither of the Borrowers shall exercise any right or remedy against any other Borrower or any property of the other Borrower by reason of any performance by any Borrower of its obligations under this Section 13, including any claim or other rights which it may now or hereafter acquire against the other Borrower that arise from the existence, payment, performance or enforcement of the guarantee under this
Section 13, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Lenders or the Agent, as the case may be, against such Borrower or any collateral now or hereafter pledged to the Lenders, the Agent or any other Person acting on behalf of the Lenders by such Borrower, whether or not such claim, remedy or right arises in equity, at law or under contract, directly or indirectly, is for cash or other property or arises by set-off or in any other manner (as payment or security on account of such claim or other rights). If any amount shall be paid to any Borrower in violation of the preceding sentence and the Obligations shall not then have been paid in full, all Commitments shall not have terminated, such amount shall be deemed to have been paid to such Borrower for the benefit of, and held in trust for the benefit of, the Lenders or the Agent, as applicable, and shall forthwith be paid to the Lenders or the Agent, as applicable. Each Borrower acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the forbearance set forth in this





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Section 13.8 is knowingly granted in contemplation of such benefits.

         13.9 Delay, etc. No delay on the part of any of the Lenders or either of the Agent in exercising any rights under this Section 13 or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on any Borrower shall be deemed to be a waiver of any obligation of any Borrower or the right of the Lenders or the Agent to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Section 13 be effective unless such modification or waiver is in writing and signed by the Lenders, the Agent and each Borrower. Any such waiver shall apply only to the specific instance for which it is given.

         SECTION 14          GENERAL.

         SECTION 14.1 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall be effective unless the same shall be in writing and signed and delivered by the Agent, by both Borrowers and by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (i) shall extend or increase the amount of the Commitments, extend the due date for any amount payable hereunder, reduce or waive any fee payable hereunder, reduce the rate of interest payable on the Committed Loans, change the definition of "Required Lenders" in Section 1, amend or modify the second sentence of Section 14.11, or change the aggregate Percentage required to effect an amendment, modification, waiver or consent, without, in each case, the consent of all Lenders or (ii) shall extend the scheduled maturity or reduce the principal amount of, or rate of interest on, any Loan without the consent of the holder of such Loan. Amendments, modifications, waivers and consents of the type described in clause (ii) of the preceding sentence with respect to Bid Loans or Bid Notes may be effected with the written consent of the holder of such Bid Loans or Bid Notes and no consent of any other Lender shall be required in connection therewith. No provisions of
Section 12 shall be amended, modified or waived without the Agent's consent.





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         SECTION 14.2        Notices.  Except as otherwise expressly provided
in this Agreement, any notice hereunder shall be in writing and, if by facsimile, shall be deemed to have been given and received when sent, and, if mailed, shall be deemed to have been given and received three Business Days after the date when sent by registered or certified mail, postage prepaid, in each case addressed to the applicable party at the address shown below its signature hereto or at such other address as it may, by written notice received by the other parties to this Agreement, have designated as its address for such purpose. Any Lender giving any waiver, consent or notice to, or making any request upon, either Borrower hereunder shall promptly notify each other Lender and the Agent thereof. Any Lender giving a Payment Sharing Notice to the Agent shall promptly notify each other Lender and the Company thereof (but the failure to give or any delay in giving such notice to any such party shall not affect the effectiveness of such Payment Sharing Notice). Correspondence of the type described in Section 3.2 with respect to Bid Loans and notices of Committed Loan Requests made by either Borrower shall be directed to the persons specified for such purpose for each party or in subsequent writings among the parties. Additional copies of certain notices which any party may have requested need not be delivered at the same time as the primary notices to such party, but the party delivering such primary notices shall use reasonable efforts to distribute such copies on the same Business Day as that on which such primary notices were distributed. Notices given to the Company shall be deemed to be notices given to both the Company and APSA.

         SECTION 14.3 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, at any time and to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

         SECTION 14.4 Assignments; Participations. Each Lender may assign, or sell participations in, its Loans and its Commitment to one or more other Persons in accordance with this Section 14.4 (and the Borrowers consent to the disclosure of any information provided to any Lender in connection herewith to any actual or prospective Assignee or Participant).

                 14.4.1 Assignments. Any Lender may at any time assign and delegate to any affiliate of such Lender or to any other Lender or, with the consent of the Company and the Agent (which consents shall not be unreasonably withheld or delayed), to any other commercial bank or other financial institution (any Person to whom an assignment and delegation is made being herein called an "Assignee") all or any





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         fraction of such Lender's Committed Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of such assigning Lender's Committed Loans and Commitment);provided that (i) such assignment shall be in a minimum amount of $5,000,000 (or if less, the entire amount of such assigning Lender's Commitment), (ii) such assignment shall be effected by an assignment agreement substantially in the form of Exhibit H, with appropriate insertions, and (iii) as of the date of such assignment and delegation, the Borrowers shall not be required to pay any amount under Section 6.4 or 7.1 that is greater than the Borrowers would have been required to pay had no assignment and delegation been made; and provided, further, that the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee until such assigning Lender or such Assignee shall have:

                 (i) provided evidence reasonably satisfactory to the Company and the Agent that, as of the date of such assignment and delegation, the Borrowers will not be required to pay any costs, fees, taxes or other amounts of any kind or nature with respect to the interest assigned in excess of those payable by the Borrowers with respect to such interest prior to such assignment; and

                 (ii) paid to the Agent for the account of the Agent a processing fee of $3,500.

Upon receipt of the foregoing items (and, if requested by the Company or the Agent, after execution of one or more agreements supplemental to this Agreement among the assigning Lender, the Assignee, the Company and the Agent), (x) the Assignee shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee shall have the rights and obligations of a Lender hereunder and under the other instruments and documents executed in connection herewith, and (y) unless such assignment is made to an affiliate of the assigning Lender without the consent of the Company (which shall not be unreasonably withheld), the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. The Agent may from time to time (and upon the request of the Company or any Lender after any change therein shall) distribute a revised
Schedule I indicating any changes in the Lenders party hereto or the respective Percentages of such Lenders. Within five Business Days after the Company's receipt of notice from the Agent of the effectiveness of any such assignment and delegation, the Borrowers shall execute and deliver to the Agent (for





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
delivery to the relevant Assignee) new Notes in favor of such Assignee. The assigning Lender, if not retaining any Commitment hereunder shall promptly mark the predecessor Notes "exchanged" and deliver them to the Company.

         Notwithstanding the foregoing provisions of this Section 14.4.1, any Lender may at any time assign all or any portion of its Loans to a Federal Reserve Lender (but no such assignment shall release any Lender from any of its obligations hereunder).

                 14.4.2 Participations. Any Lender may at any time, sell to one or more commercial Lenders or other Persons (any such commercial bank or other Person being herein called a "Participant") participating interests in any of its Loans, its direct or participation interest in any Letter of Credit, its Commitment or any other interest of such Lender hereunder; provided, however, that

                 (a) no participation contemplated by this Section 14.4.2 shall relieve such Lender from its Commitment or its other obligations hereunder;

                 (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                 (c) the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                 (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in the third sentence of Section 14.1;

                 (e) the Borrowers shall not be required to pay any amount under this Agreement that is greater than the amount which the Company would have been required to pay had no participating interest been sold; and

                 (f) no Participant may further participate any interest hereunder (and each participation agreement shall contain a restriction to such effect).

Each Borrower acknowledges and agrees that, to the extent permitted by applicable law (but subject to the foregoing provisions of this Section 14.4.2), each Participant shall be considered a Lender for purposes of Sections 6.3, 7.1, 7.4, 13.5 and 13.6, and by its acceptance of a participation herein, each Participant agrees to be bound by the provisions of Section 6.2(c) as if such Participant were a Lender.

         SECTION 14.5 Costs, Expenses and Taxes. Each Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, and (b) all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent and each Lender in connection with the enforcement of this Agreement, the Notes or any such other instruments or documents. In addition, each Borrower agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or similar taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.5 shall survive termination of this Agreement.

         SECTION 14.6 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         SECTION 14.7 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 14.8 Governing Law; Severability. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. All obligations of the Borrowers and the rights of the Agent and the Lenders expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 14.9 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts of this Agreement executed by each party shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, telex or other written confirmation of execution of a counterpart hereof by such Lender), this Agreement shall become effective and the Agent shall so inform all of the parties hereto.

         SECTION 14.10 Further Assurances. Each Borrower agrees to do such other acts and things, and to deliver to the Agent and each Lender such additional agreements, powers and instruments, as the Agent or any Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and each Lender their respective rights, powers and remedies hereunder.

         SECTION 14.11 Successors and Assigns. This Agreement shall be binding upon each Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of each Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent. Neither Borrower shall assign any rights or delegate any duties hereunder without the prior written consent of all Lenders.

         SECTION 14.12 Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 14.13 FORUM SELECTION AND SUBMISSION TO JURISDICTION. ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AND MAINTAINED BY THE AGENT OR ANY LENDER IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION AND EXCLUSIVE VENUE OF SUCH COURTS, AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE LENDER OR ANY OF ITS DIRECTORS,

OFFICERS, LENDERS OR PROPERTY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER LOAN DOCUMENTS, IN ANY COURTS OTHER THAN SUCH COURTS AND HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, UNITED STATES, AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH BORROWER AND ITS RESPECTIVE PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH BORROWER AT ITS ADDRESS SPECIFIED BELOW ITS SIGNATURE BY FIRST CLASS MAIL, POSTAGE PREPAID. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE AGENT OR ANY LENDER FROM SERVING LEGAL PROCESS IN ANY MATTER PERMITTED BY LAW OR, AT ITS SOLE OPTION, FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING AND MAINTENANCE OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Delivered at Chicago, Illinois as of the day and year first above written.

                                        APPLIED POWER INC.



                                        By: __________________________________
                                          Title:

                                        Address: 13000 West Silver Spring Drive
                                        Butler, Wisconsin  53007

                                        Telecopy No.:  (414) 781-7403

                                        Attention:  Treasurer

                                        Person to whom Bid Loan correspondence
                                        should be addressed:

                                        13000 West Silver Spring Drive
                                        Butler, Wisconsin  53007
                                        Attention:  __________________________
                                        Telephone:  __________________________
                                        Facsimile:  __________________________



                                        APPLIED POWER FINANCE S.A.


                                        By: ___________________________________
                                          Title:

                                        Address: 13000 West Silver Spring Drive
                                                 Butler, Wisconsin  53007

                                        Telecopy No.:  (414) 781-7403

                                        Attention:  Treasurer

                                        CONTINENTAL BANK,
                                           in its individual corporate
                                           capacity and as Agent


                                        By:____________________________________
                                           Title:______________________________

                                        231 South LaSalle Street
                                        Chicago, Illinois  60697
                                        Attention:  Kurt W. Anstaett
                                        Telephone:  (312) 828-6624
                                        Facsimile:  (312) 987-5500

                                        Person to whom Bid Loan correspondence
                                        should be addressed:

                                        Agency & Investor Services
                                        Attn:  Ralph Lopez
                                        231 South LaSalle Street
                                        Chicago, Illinois  60697
                                        Telephone: (312) 828-3706
                                        Facsimile: (312) 974-9102

                                        Person to whom Committed Loan Requests
                                        should be addressed:

                                        Agency & Investor Services
                                        Attn:  Ralph Lopez
                                        231 South LaSalle Street
                                        Chicago, Illinois  60697
                                        Telephone:  (312) 828-3706
                                        Facsimile:  (312) 974-9102

                                        ABN AMRO BANK N.V.





                                        By:___________________________________
                                           Title: ____________________________





                                        By:___________________________________
                                           Title: ____________________________



                                        135 South LaSalle Street
                                        Suite 425
                                        Chicago, Illinois  60674-9135
                                        Attention:  Michiel Schwartz
                                        Telephone:  (312) 904-2994
                                        Facsimile:  (312) 606-8425

                                        Person to whom Bid Loan correspondence
                                        should be addressed:

                                        Attention:  Loan Administration
                                        135 South LaSalle Street
                                        Suite 425
                                        Chicago, Illinois 60674-9135
                                        Telephone:  (312) 904-2961
                                        Facsimile:  (312) 606-8435

                                        Person to whom Committed Loan Requests
                                        should be addressed:

                                        Attention:  Loan Administration
                                        135 South LaSalle Street
                                        Suite 425
                                        Chicago, Illinois 60674-9135
                                        Telephone: (312) 904-2961
                                        Facsimile: (312) 606-8435

                                        PNC BANK, NATIONAL ASSOCIATION




                                        By:___________________________________
                                           Title:_____________________________

                                        Fifth Avenue and Wood Street
                                        Pittsburgh, Pennsylvania 15222

                                        With Notice To:

                                        500 West Madison Street
                                        Suite 3140
                                        Chicago, Illinois 60661
                                        Attention:  Richard T. Jander
                                        Telephone:  (312) 906-3440
                                        Facsimile:  (312) 906-3420

                                        Person to whom Bid Loan correspondence
                                        should be addressed:

                                        Attention:  Richard T. Jander
                                        500 West Madison Street
                                        Suite 3140
                                        Chicago, Illinois 60661
                                        Telephone: (312) 906-3440
                                        Facsimile: (312) 906-3420

                                        Person to whom Committed Loan Requests
                                        should be addressed:

                                        Attention:  Richard T. Jander
                                        500 West Madison Street
                                        Suite 3140
                                        Chicago, Illinois 60661
                                        Telephone:  (312) 906-3440
                                        Facsimile:  (312) 906-3421